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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-86184) of our report dated April 5, 2002, except as to the information in Note 19 for which the date is June 11, 2002, relating to the consolidated financial statements of Idenix Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 11, 2002